Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                           For the Month of December
                     Distribution Date of January 15, 1998
                           Servicer Certificate #20

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $245,988,899.09
Beginning Pool Factor                                           0.5348237

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $13,152,707.79
     Interest Collected                                     $1,907,622.82

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $413,465.80
Total Additional Deposits                                     $413,465.80

Repos / Chargeoffs                                            $304,829.40
Aggregate Number of Notes Charged Off                                  74

Total Available Funds                                      $15,268,128.45

Ending Pool Balance                                       $232,737,029.86
Ending Pool Factor                                              0.5060118

Servicing Fee                                                 $204,990.75

Repayment of Servicer Advances                                $205,667.96

Reserve Account:
     Beginning Balance  (see Memo Item)                    $12,842,227.91
     Target Percentage                                               5.00%
     Target Balance                                        $11,636,851.49
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                   ($1,205,376.42)
     Ending Balance                                        $11,636,851.49

Current Weighted Average APR:                                       9.539%
Current Weighted Average Remaining Term (months):                   32.90

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,032,905.86     1,461
                                31 - 60 days             $430,507.04       338
                                60+  days                $208,048.77       100

     Total:                                            $2,671,461.67     1,475

     Balances:                  60+  days              $3,441,223.14       100

Memo Item - Reserve Account
     Prior Month                                      $12,299,444.95
+    Invest. Income                                       $35,074.04
+    Excess Serv.                                        $507,708.92
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $12,842,227.91

Exhibit 20.5
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  December

                                                                                 NOTES
                                                                   (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $245,988,899.09
Ending Pool Balance                            $232,737,029.86

Collected Principal                             $12,947,039.83
Collected Interest                               $1,907,622.82
Charge - Offs                                      $304,829.40
Liquidation Proceeds / Recoveries                  $413,465.80
Servicing                                          $204,990.75
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $15,063,137.70

Beginning Balance                              $245,988,899.09              $0.00    $231,042,570.41    $14,946,328.68

Interest Due                                     $1,303,559.55              $0.00      $1,222,600.27        $80,959.28
Interest Paid                                    $1,303,559.55              $0.00      $1,222,600.27        $80,959.28
Principal Due                                   $13,251,869.23              $0.00     $12,655,535.11       $596,334.12
Principal Paid                                  $13,251,869.23              $0.00     $12,655,535.11       $596,334.12

Ending Balance                                 $232,737,029.86              $0.00    $218,387,035.30    $14,349,994.56
Note / Certificate Pool Factor                                             0.0000             0.6289            0.6933
   (Ending Balance / Original Pool Amount)
Total Distributions                             $14,555,428.78              $0.00     $13,878,135.38       $677,293.40

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $507,708.92
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $12,842,227.91
(Release) / Draw                                ($1,205,376.42)
Ending Reserve Acct Balance                     $11,636,851.49

Exhibit 20.5
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  December


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                   5                4                3               2               1
                               Jul-97              Aug-97           Sep-97           Oct-97          Nov-97          Dec-97
Beginning Pool Balance   $289,158,602.47   $289,158,602.47   $279,497,851.07   $270,169,037.72  $254,984,770.87  $245,988,899.09

A)   Loss Trigger:
Principal of Contracts
  Charged Off                $359,030.33       $425,054.70       $651,062.78       $341,088.81      $311,380.44      $304,829.40
Recoveries                   $833,081.20       $960,144.57       $473,254.71     $1,181,249.07      $206,762.10      $413,465.80

Loss Trigger - Reserve Account Balance                             Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)      $1,417,206.29           Total Charged off (Months 1 - 6)              $2,392,446.46
     Total Recoveries (Months 3, 2, 1)       $1,801,476.97           Total Recoveries (Months 1 - 6)               $4,067,957.45
     Net Loss / (Recoveries) for 3 Mos        ($384,270.68)(a)       Net Loss/(Recoveries) for 6 Mos.             ($1,675,510.99)(c)

Total Balance (Months 5, 4, 3)             $838,825,491.26 (b)       Total Balance (Months 1 - 6)              $1,638,161,394.43(d)

Loss Ratio Annualized  [(a/b) * (12)]             -0.5497%           Loss Ratio Annualized [(c/d) (12)]                -1.2274%

Trigger:  Is Ratio > 1.5%                              No            Trigger:  Is Ratio > 6.0%                              No

                                                                                     Oct-97          Nov-97          Dec-97
B)   Delinquency Trigger:                                                        $2,258,340.43    $4,157,769.73    $3,441,223.14
     Balance delinquency 60+ days                                                     0.83590%         1.63060%         1.39893%
     As % of Beginning Pool Balance                                                   1.35292%         1.45966%         1.28848%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                  2.5301%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer